Exhibit 32
SECTION 1350 CERTIFICATION*
In connection with the Annual Report on Form 10-K/A (Amendment No. 1) of The Scotts Miracle-Gro Company (the “Company”) for the fiscal year ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned James Hagedorn, Chief Executive Officer and Chairman of the Board of the Company, and David C. Evans, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

/s/ James Hagedorn	/s/ David C. Evans

James Hagedorn	David C. Evans
Chief Executive Officer	Executive Vice President
and Chairman of the Board	and Chief Financial Officer

December 3, 2008	December 3, 2008

*	THIS CERTIFICATION IS BEING FURNISHED AS REQUIRED BY RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE, AND SHALL NOT BE DEEMED “FILED” FOR PURPOSES OF SECTION 18 OF THE EXCHANGE ACT OR OTHERWISE SUBJECT TO THE LIABILITY OF THAT SECTION. THIS CERTIFICATION SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS CERTIFICATION BY REFERENCE.